UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 22, 2025
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 22, 2025, the Board of Directors of Mid Penn Bancorp, Inc. (the “Company”) approved the Mid Penn Bancorp, Inc. Executive Annual Incentive Plan (the “Plan”), effective for the 2025 fiscal year. The Plan is intended to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals in order to link and align the personal financial interests of the participants with the overall financial performance of the Company, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of individuals who make contributions to the Company’s overall success. Each of the Company’s named executive officers is eligible to participate in the Plan.
The Plan authorizes the payment of annual cash and/or equity bonus awards, designated as a percentage of base salary, subject to performance objectives that must be satisfied during each plan year (which is the calendar year) for the participant to earn the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee of the Board (the “Committee”) and communicated to the participant, but generally may include objective targets on financial performance and profitability growth, such as net income, efficiency ratio and tangible book value growth, and subjective performance objectives, such as particular qualitative factors for the participant based on his or her duties to the Company. Each performance objective may be weighted based on priority as a contribution to the total award payable to the participant. In addition, payment of the annual bonus award is also contingent on the Company’s and/or the participant’s overall performance level being satisfactory, as determined in the sole discretion of the Committee.
In addition to the performance-based bonus awards described above, the Plan also authorizes the Committee to grant a discretionary cash and/or equity bonus award, in its sole discretion, the maximum of which will be designated as a percentage of base salary and communicated to the participant together with their annual performance objectives.
Award determinations will be made by the Committee as soon as practicable following the end of the plan year and paid to each participant no later than March 15th. Equity bonus awards will be paid in the form of restricted stock, subject to a three-year vesting period, and will be issued under the Company’s 2023 Stock Incentive Plan.
All awards under the Plan are subject to such recovery or clawback as may be required under the Company’s clawback policy or any applicable law, rule or regulation, as may be in effect from time to time.
The preceding summary of the Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Mid Penn Bancorp, Inc. Executive Annual Incentive Plan

104 Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: January 24, 2025	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer